EXHIBIT 99.1


For more information, please contact:          For Immediate Release

      Stacey Needham
      ImageX, Inc.
      (425) 576-7056
      stacey.needham@imagex.com

                IMAGEX NAMES JOSE S. DAVID CHIEF FINANCIAL OFFICER

     KIRKLAND, Wash. - September 12, 2002 - ImageX(R), Inc. (NASDAQ: IMGX), the leading provider of online solutions for distributing, managing and producing sales and marketing materials, today announced the appointment of Jose S. David as Chief Financial Officer, effective October 1, 2002.

     Mr. David joins ImageX from Active Voice, Inc., where as CFO he was instrumental in taking the company from a start-up position to being a $300M publicly traded telecommunications software company (NASDAQ: ACVC), the majority of which was acquired by Cisco Systems, Inc. in February, 2001. Since the sale to Cisco Systems, Mr. David was partner and CFO of the remaining assets of Active Voice, Inc., until its recent sale to NEC. While at Active Voice, Mr. David was also responsible for the development and enforcement of the company's patent portfolio, which resulted in multi-million dollar licensing deals for the company. Prior to Active Voice, Mr. David was at Wang Laboratories and Peripheral Technologies, Inc. in various finance leadership roles and at PriceWaterhouseCoopers in a public accounting role.

     "We are extremely pleased to have a CFO of Jose's caliber join the ImageX team," said Rich Begert, president and CEO. "Jose's over 24 years of experience in executing successful financial and business strategies for technology companies is a great advantage for ImageX in meeting its profitability objectives," said Begert. "I am confident that Jose will make outstanding contributions to help us achieve our vision."

     "ImageX's highly regarded products, and strong management team was a major influence in my joining the Company," said David. I'm looking forward to working with them to facilitate their path to profitability," said David. Gina Meyers, who was serving as interim CFO, will continue in her role as Vice President of Finance and Corporate Controller.

ABOUT IMAGEX

     Founded in 1995 and based in Kirkland, Wash., ImageX (Nasdaq: IMGX) is the leading provider of online solutions for distributing, managing and producing sales and marketing materials. With six patents issued and more than 40 patents pending, the company's advanced technology reduces costs related to procuring branded communications materials. ImageX's blue chip customer base includes AT&T, Automatic Data Processing (ADP), CB Richard Ellis, GE, Kraft, Merck and Co., Liz Claiborne and many others. More information on the company and its services can be obtained from http://www.imagex.com or by calling (877) 682-0880.

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                 Registered trademarks and service marks are the
                      property of their respective owners.

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are based on the opinions and estimates of management only as of the date of this release and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in ImageX's registration statements and periodic reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2001 filed on April 1, 2002 and its Form 10-Q for quarter ended June 30, 2002 filed on August 9, 2002. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. ImageX undertakes no obligation, except as required by securities laws, to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.